UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

NRG YIELD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 17, 2015, NRG Yield Operating LLC (the “Purchaser”), a subsidiary of NRG Yield, Inc. (“NRG Yield”), entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with EFS Desert Sun, LLC (the “Seller”), an affiliate of GE Energy Financial Services. Pursuant to the terms of the Purchase and Sale Agreement, the Purchaser agreed to acquire twenty-five percent (25%) of the membership interests in Desert Sunlight Investment Holdings, LLC (through the acquisition of fifty percent (50%) of the Class B membership interest in Desert Sunlight Investment Holdings, LLC), which owns a 250 megawatt (MW) solar PV facility (“Desert Sunlight 250 Facility”) and a 300 MW solar PV facility (“Desert Sunlight 300 Facility” and, together with Desert Sunlight 250 Facility, the “Desert Sunlight Facilities”), each located in Desert Center, California (the “Transaction”). The purchase price for the Transaction is $285 million, subject to customary working capital adjustments, plus the assumption of $287.4 million of non-recourse project level debt.

The Purchase and Sale Agreement contains customary representations and warranties and covenants by the parties. Each of the Purchaser and the Seller are obligated, subject to certain limitations, to indemnify the other for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

The Transaction is subject to customary closing conditions, including the receipt of regulatory approval by the Federal Energy Regulatory Commission, as well as providing written notice of the acquisition to the California Public Utilities Commission. NRG Yield expects the Transaction to close by June 30, 2015.

The foregoing summary of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, which the Company intends to file as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2015 or as an exhibit to an amendment to this current report on Form 8-K, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Item 8.01  Other Events

On June 18, 2015, NRG Yield issued a press release to announce the entry into the Purchase and Sale Agreement as set forth above.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Yield, Inc.

By:	/s/ Brian Curci
Brian Curci
Corporate Secretary

Date:  June 18, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 18, 2015